SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2003

MILACRON INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8475	31-1062125

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2090 Florence Avenue, P.O. Box 63716, Cincinnati, Ohio 45206

(address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: (513) 487-5000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c) Exhibits:

Exhibit No.	Description

99.1	Earnings release issued by Milacron Inc. on April 23, 2003.

ITEM 9. REGULATION FD DISCLOSURE (Information Furnished Pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition").

      On April 23, 2003, Milacron Inc. (“Company”) issued a earnings release announcing its results for the first quarter of 2003, which is furnished as Exhibit 99.1 hereto. The Company's earnings release presents operating earnings (loss) adjusted for restructuring charges and net earnings (loss) adjusted for after-tax restructuring charges. The Company's management believes that describing the Company's operating results using these non-GAAP financial measures is useful to investors because these non-GAAP financial measures provide investors with a basis for comparing the Company's results for its most recently completed financial period to its results in prior periods. In addition, the Company's management believes that the use of net earnings (loss) adjusted for after-tax restructuring charges provides investors with information that is not otherwise available in, and could not be derived from, the Company's financial statements due to differences in tax effects between jurisdictions and fiscal periods. Finally, operating earnings (loss) adjusted for restructuring charges and net earnings (loss) adjusted for after-tax restructuring charges are the basis on which management reports to the Company’s Board of Directors and represent measures which management believes are used by analysts and investors following the Company.

      In accordance with the procedural guidance in SEC Release No. 33-8216, the information required by Item 12 of Form 8-K, "Results of Operations and Financial Condition," is being furnished under this Item 9, "Regulation FD Disclosure" This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Milacron Inc.

Date:	April 23, 2003	By:	/s/Robert P. Lienesch

Robert P. Lienesch Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings release issued by Milacron Inc. on April 23, 2003.